UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 31, 2012

(Date of earliest event reported)

REVA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA		92111
(Address of principal executive offices)		(Zip Code)

(858) 966-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 31, 2012 (Australian Eastern Standard Time), REVA Medical, Inc. filed its Appendix 4C Quarterly Report (“Quarterly Report”) for the three months ended June 30, 2012 with the Australian Securities Exchange (the “ASX”).

The Quarterly Report includes a statement of cash flows prepared in compliance with the requirements of Australian law and the ASX Listing Rules.

Cash on hand at June 30, 2012 as reported in the Quarterly Report was approximately $49.5 million.

Item 7.01	Regulation FD Disclosure

See Item 2.02 above.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, this information, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Australian Appendix 4C Quarterly Report for the period ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: August 1, 2012	/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer
(principal financial and accounting officer)

Index to Exhibits

Exhibit Number	Description of Exhibits

99.1	Australian Appendix 4C Quarterly Report for the period ended June 30, 2012.